United States Securities and Exchange Commission
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to §240.14a-12
ATARI, INC.
(Name of Registrant as Specified in Its Charter)
   (Name of Person(s) Filing Proxy Statement
if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(2)	Form, schedule or registration statement no.:

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL
COMMONLY ASKED QUESTIONS AND ANSWERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A 1:10 REVERSE SPLIT OF OUR COMMON STOCK AND DECREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE ARE AUTHORIZED TO ISSUE
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
OTHER MATTERS

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE:	January 3, 2007
TIME:	9:00 a.m. (Eastern Time)
PLACE:	Atari, Inc.
417 Fifth Avenue
New York, New York 10016

PROPOSALS TO BE VOTED UPON:

1. To consider and act on a proposal to amend Atari’s Restated Certificate of Incorporation in order to (i) effectuate a one-for-ten reverse stock split and (ii) decrease the number of shares of Common Stock that Atari is authorized to issue.

2. To act on any other matters that may properly come before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL REGARDING THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION.

Stockholders of record at the close of business in New York City on November 20, 2006 are entitled to notice of the Special Meeting and to attend and vote at the Special Meeting. A complete list of these stockholders will be available at Atari’s New York headquarters prior to the Special Meeting. Shares of Common Stock can be voted at the Special Meeting only if the holder is present in person or represented by a valid proxy at the meeting.

By Order of the Board of Directors

Kristina K. Pappa
Secretary

Dated: December 4, 2006

PROXY STATEMENT
Special Meeting of Stockholders
January 3, 2007

GENERAL

Our Board of Directors is soliciting proxies for a Special Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote with regard to the matter to be brought before the Special Meeting. Please read it carefully.

The Board has set November 20, 2006 as the record date for the Special Meeting. Stockholders who are shown on our stock records as the owners of Common Stock at the close of business in New York City on that date are entitled to notice of the meeting and to attend the meeting, with each share entitled to one vote. There were 134,779,670 shares of Common Stock outstanding on the record date and 339 record holders of that stock.

Voting materials, which include this Proxy Statement and a Proxy Card, are being mailed to stockholders beginning on or around December 5, 2006.

In this Proxy Statement:

•	“Atari”, “we” and “Company” mean Atari, Inc.;

•	Holding shares in “street name” means your Atari shares are held in an account at a bank, brokerage firm or other nominee; and

•	“Common Stock” means Atari’s common stock as described in Atari’s current Restated Certificate of Incorporation.

As of the record date, Infogrames Entertainment S.A. (“IESA”), through its direct wholly-owned subsidiary, California U.S. Holdings, Inc. (“CUSH”), beneficially owned approximately 51% of our Common Stock. CUSH has stated that it will vote all its shares in favor of the amendments to the Company’s Restated Certificate of Incorporation. Therefore, the proposal will be approved, even if no other stockholders vote in favor of it.

COMMONLY ASKED QUESTIONS AND ANSWERS

Q:	Why am I receiving this Proxy Statement and a Proxy Card?

A:	This Proxy Statement describes the proposal on which you, as a stockholder, are being asked to vote. It gives you information relating to this proposal, as well as other information, so that you can make an informed decision. You are invited to attend the Special Meeting to vote on the proposal, but you do not need to attend in person in order to vote. You may instead follow the instructions below to vote by mail using the enclosed Proxy Card. By doing so, you are authorizing each of Bruno Bonnell, David Pierce and Kristina Pappa to vote your shares at the Special Meeting as you have instructed. If you return your Proxy Card by mail and fail to indicate your voting preference or a proposal comes up for a vote at the Special Meeting as to which there is no specific direction on the Proxy Card, Mr. Bonnell, Mr. Pierce or Ms. Pappa will vote your shares for approval of the proposal regarding the amendments to our Restated Certificate of Incorporation that will, among other things, effectuate the reverse stock split and according to their best judgment with regard to any other matters that may come before the meeting. Even if you currently plan to attend and vote at the Special Meeting, please complete and return your Proxy Card before the meeting date, in case your plans change. If you attend the meeting and vote with regard to a matter, your proxy will automatically be revoked with regard to that matter. It will not be revoked with regard to matters as to which you do not vote in person.

Q:	Who can vote at the Special Meeting?

A:	Persons who are shown on our stock records as having owned Common Stock at the close of business on November 20, 2006 may attend and vote at the Special Meeting.

Q:	What am I voting on?

A:	We are asking you to approve amendments to our Restated Certificate of Incorporation in order to effectuate a one-for-ten reverse stock split. The amendments will include reducing the number of shares we are authorized to issue.

Q:	How do I vote?

A:	You may vote by mail or in person at the meeting.

To vote by mail:

• Complete, date, and sign the enclosed Proxy Card

• Return it in the postage pre-paid envelope we have provided

To vote over the internet:

• Have your Proxy Card available

• Log on to the internet and visit www.proxyvote.com/

• Follow the instructions that are provided

• Do not mail in your Proxy Card

To vote by telephone:

• Have your Proxy Card available

• Call the toll free number shown on your proxy card

• Follow the recorded instructions

• Do not mail in your Proxy Card

To vote in person, if you are the record owner of your shares:

• Attend the meeting

• Vote by ballot or deliver your prosy in person

To vote in person, if your shares are held in “street name” (i.e., your shares are held by a bank, a broker or another nominee):

• Obtain a proxy from the institution that holds your shares

• Attend the meeting

• Vote by ballot, attaching the proxy from the institution that holds your shares

If you vote by proxy and mark voting instructions on the Proxy Card, your shares will be voted as you instruct. If you do not mark voting instructions on the Proxy Card, your shares will be voted FOR the proposal to amend our Restated Certificate of Incorporation in order to effectuate a reverse stock split.

Q:	What does it mean if I receive more than one Proxy Card?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all Proxy Cards to ensure that all of your shares are voted.

Q:	What if I change my mind after I give my proxy?

A:	You may revoke your proxy and change your vote with regard to any matter at any time before the polls close with regard to that matter at the Special Meeting. You may do this by:

• sending a signed statement to the Company’s Secretary at our corporate headquarters (the address of which is listed on the Notice of Meeting) that the proxy is revoked;

• signing another proxy with a later date; or

• voting in person with regard to the matter at the Special Meeting.

Your Proxy will not be revoked with regard to a matter if you attend the meeting but do not vote at the meeting with regard to that matter.

Q:	Who will count the votes?

A:	Employees of American Stock Transfer & Trust Company will tabulate the votes and act as the inspectors of election.

Q:	How many shares must be present to enable the meeting to take place?

A:	To conduct business at the Special Meeting, holders of a majority of the outstanding shares of our Common Stock on November 20, 2006 must be present or represented by proxies at the meeting. On that date, a total of 134,779,670 shares of Common Stock were outstanding and entitled to vote. Therefore, holders of at least 67,389,836 shares, must be present or represented at the meeting. This is called a quorum. Shares are counted as present or represented at the meeting if:

• the holder is present in person at the meeting;

• the holder has properly submitted a Proxy Card; or

• the holder is represented at the meeting by somebody else who is properly authorized to vote the holder’s shares.

On November 20, 2006, IESA owned, through a wholly-owned subsidiary, a majority of our outstanding Common Stock. The IESA subsidiary has stated it will attend the meeting. Therefore, there will be a quorum present. If the IESA subsidiary did not attend the meeting, there would not be a quorum and the meeting would not be able to proceed.

Q:	Will my shares be voted if I do not sign and return my Proxy Card?

A:	If your shares are registered in your name, they will not be voted unless you submit your Proxy Card or vote in person at the Special Meeting.

Q:	How will my shares be voted if they are held in “street name”?

A:	If your shares are held in “street name” (i.e., your shares are held by a bank, a broker or another nominee), you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or other nominee instructions as to how to vote your shares, the broker or other nominee probably will not be able to vote your shares with regard to the amendments to our Restated Certificate of Incorporation that will, among other things, effectuate a reverse stock split. These “broker non-votes” will be counted for purposes of determining whether a quorum is present but will not be counted with regard to the proposal regarding the amendments to our Restated Certificate of Incorporation.

Q:	How are votes counted?

A:	You may vote “FOR”, “AGAINST” or “ABSTAIN” with regard to a proposal. Abstentions are counted for purposes of determining whether a quorum is present.

If you sign and return your Proxy Card without voting instructions, your shares will be voted “FOR” the proposal regarding the amendments to our Restated Certificate of Incorporation.

Q:	How will I learn the results of the voting at the meeting?

A:	We will make a public announcement promptly after the meeting as to whether the amendments to our Restated Certificate of Incorporation and the resulting reverse stock split are approved. We will publish the final vote tallies in our Quarterly Report on Form 10-Q for the fiscal quarter in which the Special Meeting takes place. We will file that report with the Securities and Exchange Commission (the “SEC”), and when it is filed, you will be able to get a copy by contacting our Investor Relations Department at (212) 726-6500 or contacting the SEC at (800) SEC-0330 for the location of its nearest public reference room. You will also be able to get a copy of the Form 10-Q on the Internet at www.atari.com, or through the SEC’s electronic data system, called EDGAR, at www.sec.gov.

Q:	Who will pay for this proxy solicitation?

A:	The costs of soliciting proxies are being paid by Atari. Some of our officers and other agents may solicit proxies personally, by telephone and by mail. Those persons will not be specially compensated for these services. Atari will reimburse brokerage houses, nominees, fiduciaries and other custodians for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to the beneficial owners of Common Stock.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of November 20, 2006, concerning the Common Stock of the Company beneficially owned by (i) each director (ii) each person who served as our chief executive officer since the beginning of fiscal 2006, (iii) each other of our most highly compensated executive officers who were serving at the end of fiscal 2006 (of which there were two), (iv) two of our former executive officers who were not serving at the end of fiscal 2006 but otherwise would have been among our four most highly compensated executive officers during fiscal 2006, and (v) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the best of our knowledge, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

	Amount and Nature
	of Beneficial
	Ownership of Shares
Name and Address of Beneficial Owner(1)	of Common Stock(2)		Percentage**

Infogrames Entertainment S. A.	69,522,447	(3)	51.58%
California U.S. Holdings, Inc.	69,522,447	(4)	51.58%
CCM Master Qualified Fund, Ltd.	7,901,430	(5)	5.86%
Bruno Bonnell	72,534,054	(6)	52.64%
Thomas Schmider	69,722,447	(7)	51.65%
Ann E. Kronen	113,089	(8)	*
Denis Guyennot	17,636	(9)	*
James Ackerly	42,119	(10)	*
Ronald C. Bernard	6,250	(11)	*
Evence-Charles Coppee	0		*
Michael G. Corrigan	6,250	(12)	*
James Caparro	0		*
Diane Price Baker	0		*
Jeffrey B. Kempler	0		*
William L. Stocks III	0		*
Jean-Marcel Nicolai	103,125	(13)	*
All executive officers and directors as a group (11 persons)	72,762,844	(14)	52.62%

*	Less than 1%.

**	As of November 20, 2006, 134,779,670 shares of Common Stock were outstanding, excluding shares issuable upon exercise or conversion of outstanding options and warrants.

(1)	Unless otherwise stated in the respective footnote, the address for each beneficial owner is c/o Atari, Inc., 417 Fifth Avenue, New York, New York 10016.

(2)	For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, to the best of the Company’s knowledge, the beneficial owners of shares of Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days following November 20, 2006. Shares a person has the right to acquire within 60 days after November 20, 2006 are included in the total outstanding shares for the purpose of determining the percentage of the outstanding shares that person owns, but not for the purpose of calculating the percentage ownership of any other person.

(3)	The shares are owned of record by California US Holdings, Inc., a direct wholly-owned subsidiary of IESA. IESA may be deemed to beneficially own the shares held by CUSH because it is a subsidiary of IESA. The address of IESA is 1, Place Verrazzano, 69252 Lyon Cedex 09, France.

(4)	Includes 260,000 shares of Common Stock which IESA has the power to vote under a proxy from the Cayre family.

(5)	Information is based on a Schedule 13G/A dated February 14, 2006, filed with the SEC. Each of CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C, and Clint D. Coghill beneficially owns 7,901,430 shares of Common Stock and has shared voting power with respect to that Common Stock. Coghill Capital Management, L.L.C serves as the investment manager of CCM Master Qualified Fund, Ltd. and Mr. Coghill is the managing partner of Coghill Capital Management, L.L.C. The address of CCM Master Qualified Fund, Ltd. is One North Wacker Drive, Suite 4725, Chicago, IL 60606.

(6)	Mr. Bonnell’s holdings include (i) 69,522,447 shares of Common Stock beneficially owned by IESA and (ii) 3,011,607 shares of Common Stock that he can acquire through exercise of stock options that were exercisable on, or would become exercisable within, 60 days following, November 20, 2006. Mr. Bonnell may be deemed to beneficially own all of the shares beneficially held by IESA because he is the Chairman of the Board of Directors, President and Chief Executive Officer of IESA. Mr. Bonnell disclaims beneficial ownership of such shares. Mr. Bonnell also owns approximately 0.78% of IESA.

(7)	Mr. Schmider’s holdings include (i) 69,522,447 shares of Common Stock beneficially owned by IESA and (ii) 200,000 shares of Common Stock that he can acquire through exercise of stock options that were exercisable on, or would become exercisable within, 60 days following, November 20, 2006. Mr. Schmider may be deemed to beneficially own all of the shares beneficially held by IESA because he is the Managing Director (Chief Operating Officer) of IESA. Mr. Schmider disclaims beneficial ownership of such shares. Mr. Schmider also owns approximately 1.26% of IESA.

(8)	Represents 3,000 shares owned by Ms. Kronen (through a trust of which she is the sole trustee) and 110,089 shares that can be acquired through stock option exercises within 60 days following November 20, 2006.

(9)	Represents 17,636 shares owned by Mr. Guyennot.

(10)	Represents 42,119 shares that can be acquired by Mr. Ackerly through stock option exercises within 60 days following (10) November 20, 2006.

(11)	Represents 6,250 shares that can be acquired by Mr. Bernard through stock option exercises within 60 days following November 20, 2006.

(12)	Represents 6,250 shares that can be acquired by Mr. Corrigan through stock option exercises within 60 days following November 20, 2006.

(13)	Represents 103,125 shares that can be acquired by Mr. Nicolai through stock option exercises within 60 days following November 20, 2006.

(14)	See footnote 2. Includes (i) a proxy for the vote of 260,000 shares of Common Stock held by the Carye family, and (ii) 3,479,440 shares that can be acquired through stock option exercises within 60 days following November 20, 2006. Shares that are beneficially owned by more than one person are included only once in the shares owned by all executive officers and directors.

PROPOSAL 1: AMENDMENT TO CERTIFICATE OF INCORPORATION TO
EFFECT A 1:10 REVERSE SPLIT OF OUR COMMON STOCK AND
DECREASE THE NUMBER OF SHARES OF COMMON STOCK
THAT WE ARE AUTHORIZED TO ISSUE

Amendments to Certificate of Incorporation

We propose to effect a one-for-ten reverse split of our outstanding Common Stock, which will cause each outstanding share of Common Stock to become one-tenth of a share. The reverse split will affect all of the outstanding Common Stock in the same way, and therefore will not change the proportionate holdings of any of our stockholders (except to the extent that we pay cash in lieu of issuing fractional shares). The reverse split will be carried out by amending our Restated Certificate of Incorporation to provide that (a) each outstanding share of Common Stock, par value $0.01 per share, will become one-tenth of a share of Common Stock, par value $0.10 per share and (b) the number of shares of Common Stock we are authorized to issue will be reduced from 300 million shares to 30 million shares. A copy of Article FOURTH of our Restated Certificate of Incorporation, as proposed to be amended, is attached as Exhibit A. Our Board of Directors has adopted those amendments and declared them to be advisable. Therefore, they will be adopted if they are approved by our stockholders.

Reasons for Reverse Split

The reason we want to effect the reverse split is to increase the market price per share of our Common Stock. Our Common Stock has been traded on what now is the Nasdaq Global Market since December 14, 1995. However, one of the requirements for continued listing on the Nasdaq Global Market is that shares retain a $1.00 minimum bid price. The price of our Common Stock has not been as high as $1.00 per share since January 19, 2006, and on November 27, 2006, the last reported sale price of our common stock was $0.56 per share. On March 3, 2006, we received a notice from The Nasdaq Stock Market advising that we had 180 calendar days (until August 30, 2006) to regain compliance with the minimum bid price requirement. Our stock price did not increase to $1.00 per share by August 30, 2006, and therefore, on August 31, 2006, we received a Nasdaq Staff Determination stating that our securities are subject to delisting from the Nasdaq Global Market. We appealed from that Determination, stating that we were taking steps we thought might result in an increase in the price of our Common Stock to more than $1.00 per share, and that if that did not occur, we would effect a reverse split that would increase the price of our post-reverse split Common Stock to more than $1.00 per share. A hearing on that appeal was scheduled for October 19, 2006. By October 18, 2006, the price of our Common Stock had not yet increased to $1.00 per share, and therefore, our Board of Directors authorized a one-for-ten reverse stock split, subject to stockholder approval. At the hearing, our representatives informed the hearing officers of the action our Board had taken and stated that we would present a proposal regarding the reverse split to our stockholders as promptly as practicable.

We have not yet been informed whether our appeal has been granted. If it is not, we will have the option to apply to have our Common Stock listed on the Nasdaq Capital Market. The rules of the Nasdaq Capital Market will also require that the price of our Common Stock be greater than $1.00 per share, but we would have until 180 days after the determination that our Common Stock no longer is eligible for listing on the Nasdaq Global Market (i.e., until February 26, 2007) to come into compliance with that Nasdaq Capital Market minimum price requirement. Therefore, even if our appeal from the determination that our stock is no longer eligible for listing on the Nasdaq Global Market is not granted, and therefore trading in our stock is moved to the Nasdaq Capital Market, the reverse split will be necessary to ensure that our Common Stock will continue to be eligible for listing on the Nasdaq Capital Market.

Our Board of Directors believes that it is beneficial to our stockholders to have our Common Stock traded on the Nasdaq Global Market if that is possible, or if it is not, to have it traded on the Nasdaq Capital Market. That is the principal reason why our Board of Directors approved the one-for-ten reverse split (the other reason being a desire to have our stock trade in a significantly higher range than currently is the case). In theory, the reverse split should cause the trading price of a share of our Common Stock after the reverse split to be ten times what it would have been if the reverse split had not taken place. However, this will not necessarily be the case.

Effects of Reverse Split

The reverse split will not affect the proportionate interests of stockholders in our net assets or operating results. However, because the reverse split will reduce the number of outstanding shares of common stock to one-tenth of the pre-reverse split number, the reverse split will increase the per share net assets and the per share interests in our operating results to ten times their pre-reverse split amounts.

The Compensation Committee of our Board of Directors will adjust the numbers of shares to which outstanding stock options relate and the exercise prices of those options, and it will adjust the number of shares still available for awards under our 2005 Stock Incentive Plan, and the maximum number of shares any one Participant (as defined in the Plan) may receive under that Plan in a calendar year, to reflect the reverse split.

All of the outstanding warrants to purchase shares of our Common Stock contain provisions for adjustments to the numbers of shares and exercise prices in the case of an event like a reverse split. Similar to the Company’s options, upon implementation of the reverse split, each outstanding warrant would automatically be adjusted by decreasing the number of shares underlying the warrant and increasing the exercise price appropriately.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding United States Federal tax penalties. It was written in connection with the solicitation of stockholder votes with regard to a proposed one-for-ten reverse split of our Common Stock.

The reverse stock split will qualify as a recapitalization for U.S. federal income tax purposes. As a result,

•	You should not recognize any gain or loss as a result of the reverse split (other than with regard to any payment you receive in lieu of fractional shares).

•	The aggregate basis of your pre-reverse split shares will become the aggregate basis of the shares you hold immediately after the reverse split.

•	The holding period of the shares you own immediately after the reverse split will include your holding period before the reverse split.

The discussion above relates only to U.S. federal income tax consequences of the reverse split. It does not discuss any state, local, foreign or U.S. alternative minimum tax consequences and it does not discuss special tax consequences that may affect particular stockholders or classes of stockholders. ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT.

Fractional Shares and Exchange of Certificates

No fractional shares of Common Stock will be issued to the holders of Common Stock as a result of the reverse split. In lieu thereof, we will pay in cash upon the surrender of stock certificates the fair value of any fractional shares resulting from the reverse split, determined by reference to the average closing price of the Common Stock on the Nasdaq Global Market for a period of ten trading days immediately preceding the effective date of the reverse split (after giving effect to the reverse split ratio). While the payment of cash in lieu of issuing fractional shares will reduce the number of holders of our Common Stock, it will not affect the requirement that our Common Stock be registered under the Securities Exchange Act of 1934, as amended, to which we will be subject so long as our Common Stock is listed on the Nasdaq Global Market or quoted on the Nasdaq Capital Market, without regard to how many holders there are of our Common Stock.

Following the reverse split, our stockholders will be asked to exchange the certificates representing their pre-reverse split shares for certificates representing post-reverse split shares. However, the reverse split will be effective with regard to all of the shares of our Common Stock when a Certificate of Amendment is filed with the Secretary of State of the State of Delaware, regardless of when or whether certificates representing pre-reverse split shares are exchanged for certificates representing post-reverse split shares. When certificates representing pre-reverse split shares are surrendered for exchange, the holders will receive any cash in lieu of fractional shares to which they may be entitled (without interest). When certificates representing pre-reverse split shares are presented for transfer, the transferee will receive certificates representing the number of post-reverse split shares into which the pre-reverse split shares were combined.

Reason for Reduction in Authorized Shares

Because the reverse split will reduce the number of outstanding shares of our Common Stock, unless we reduce the number of shares we are authorized to issue, the reverse split will substantially increase the percentage of our authorized stock that we could issue without approval of our stockholders. Therefore, in connection with the reverse split, the number of shares of Common Stock we are authorized to issue will be reduced by the same 1 for 10 ratio as the number of shares that are outstanding. There will be no change in the number of shares of Preferred Stock we are authorized to issue.

The following table shows, before and after the reverse split, the number of shares and percentage of the shares of Common Stock we are authorized to issue that will be (a) outstanding, (b) subject to outstanding options, (c) available for grant under our 2005 Stock Incentive Plan, and (d) authorized but unissued shares.

	Before Reverse Split(1)		After Reverse Split
		% of			% of
		Authorized	Number of		Authorized
	Number of Shares	Shares	Shares		Shares

Authorized shares	300,000,000	100.00%	30,000,000		100.00%
Outstanding shares	134,779,670	44.93%	13,477,967	(2)	44.93%
Shares subject to outstanding options	11,366,403	3.79%	1,136,640		3.79%
Shares available for grant under 2005 Plan	8,859,433	2.95%	885,943		2.95%
Authorized but unissued shares(3)	165,220,330	55.07%	16,522,033		55.07%

(1)	Based on information at the close of business on November 20, 2006.

(2)	Because we will be paying cash in lieu of issuing fractional shares, the actual number of outstanding shares will be slightly lower than this.

(3)	Includes unissued shares that are subject to outstanding options or are available for grant under the 2005 Plan.

No Appraisal Rights

No appraisal rights will be available to any stockholder as a result of the proposed amendments to our Restated Certificate of Incorporation.

Votes Required

Approval of the amendments to our Restated Certificate of Incorporation, and therefore approval of the reverse split (as well as the reduction in the number of shares we are authorized to issue), requires the affirmative vote of the holders of a majority of the shares of our Common Stock that are entitled to vote on the proposal to approve the amendments (i.e., the shares that were outstanding at the close of business on November 20, 2006). CUSH, which is a wholly owned subsidiary of IESA, owns approximately 51% the shares of our Common Stock that are entitled to vote on the proposed amendments. CUSH has stated that it will vote its shares in favor of the proposal to amend our Certificate of Incorporation. Therefore, the proposal will be approved even if no other stockholders vote in favor of it.

The Board of Directors recommends a vote FOR this Proposal.

IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE WITH REGARD TO THE PROPOSAL REGARDING THE AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION. FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENTS.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Our By-Laws contain procedures for stockholder nomination of directors and for other stockholder proposals to be presented before annual stockholder meetings. The By-Laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders’ meeting only if written notice is given to the Secretary of the Company of the intent to make such nomination. The notice must be given not later than the close of business on the 75th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of: (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. A stockholder’s notice must contain as to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s Common Stock which are beneficially owned by such person on the date of the stockholder notice, (iv) the consent of the person to serve as a director if elected, and (v) such information concerning such person as is required to be disclosed concerning a nominee for election as a director of the Company pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended. A stockholder’s notice to the Secretary must further contain as to the stockholder giving the notice: (i) the name and address, as they appear on the Company’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the Company’s Common Stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (ii) the number of shares of the Company’s Common Stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or in connection with it.

In addition to the foregoing, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting who comply with the applicable requirements of the Exchange Act, and the rules and regulations under it will have the rights provided by Rule 14a-8 under the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in the Company’s Proxy Statement and accompanying proxy at the 2007 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before April 2, 2007.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on July 2, 2007 and advises stockholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on July 2, 2007.

A copy of the By-Law provisions described above are available upon written request to Vice President and Controller, Atari, Inc., 417 Fifth Avenue, New York, NY 10016. The person presiding at the applicable annual meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

OTHER MATTERS

Our management does not know of any matters other than the one described above that will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting management proxies will vote on those matters in accordance with their best judgements.

BY ORDER OF THE BOARD OF DIRECTORS

Kristina K. Pappa
Secretary

New York, New York
December 4, 2006

EXHIBIT A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
ATARI, INC.

The undersigned, the Chief Executive Officer and President of Atari, Inc., (the “Corporation”), a Delaware corporation, certifies as follows:

1. At a duly called meeting of the Corporation’s Board of Directors held on October 18, 2006, at which a quorum was present at all times, the Board of Directors adopted and declared advisable the amendments to the Corporation’s Restated Certificate of Incorporation described in Paragraph 3 and the combination of our Common Stock described in Paragraph 4.

2. At a Special Meeting of the Stockholders of the Corporation held on January 3, 2007, at which a quorum was present or represented by proxy at all times, the amendments to the Corporation’s Restated Certificate of Incorporation described in Paragraph 3 and the combination of our Common Stock described in Paragraph 4 were adopted by the affirmative vote of holders of a majority of the outstanding shares entitled to vote on those amendments. Therefore, those amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. The amendments to the Corporation’s Restated Certificate of Incorporation that were adopted as described in Paragraphs 1 and 2 to amend Article FOURTH of the Corporation’s Certificate of Incorporation so that, as amended, the first paragraph of Article FOURTH reads as follows:

FOURTH.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares, of which 30,000,000 shares, par value $0.10 per share, shall be designated Common Stock and 5,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock.

4. The shares of Common Stock, par value $0.01 per share, which are outstanding immediately before this Certificate of Amendment is filed with the Secretary of State of Delaware will be combined so that, when this Certificate of Amendment is filed with the Secretary of State of Delaware, each ten shares of Common Stock, par value $0.01 per share, will become one share of Common Stock, par value $0.10 per share, with any holder who would be entitled to a fraction of a share as a result of the combination receiving, in lieu of that fraction of a share, cash in an amount determined by the Board of Directors.

IN WITNESS WHEREOF, I have signed this Certificate on [ • ].

David R. Pierce, Chief Executive Officer and President

A-1

ATARI, INC.
SPECIAL MEETING OF STOCKHOLDERS
January 3, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of ATARI, INC. (the “Company”) hereby appoints Bruno Bonnell, David Pierce and Kristina Pappa, and each of them individually, proxies of the undersigned, with full power of substitution, to vote all shares of stock of the Company which the undersigned is entitled to vote at the Company’s Special Meeting to be held at the offices of Atari, Inc., 417 Fifth Avenue, New York, New York 10016, on January 3, 2007 at 9:00 a.m., local time, and at any adjournments of that meeting, and the undersigned authorizes and instructs those proxies or their substitutes to vote as shown on the other side of this Proxy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
IF THIS PROXY IS PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED.
IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Address Changes/Comments:

(If you noted any Address changes/comments above, please mark corresponding box on the reverse side.)
(Continued and to be dated and signed on the other side)

ATARI, INC. 417 5TH AVE. 8TH FLOOR NEW YORK, NY 10016	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Atari, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Atari, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your vote is important. Please vote immediately.	If you vote over the Internet or by telephone, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ATARI1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
   ATARI, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Vote on Proposal		For	Against	Abstain
1.	To approve amendments to Atari’s Restated Certificate of Incorporation that will (i) effectuate a one-for-ten reverse stock split; and (ii) decrease the number of shares of Common Stock that Atari is authorized to issue.	☐	☐	☐
The Proxies are authorized to vote in their discretion with regard to any other matters that may properly come before the meeting or any adjournments of the meeting.
Receipt of the Notice of Special Meeting and the Proxy Statement is hereby acknowledged.
Note: Please sign exactly as your name or names appear(s) on this Proxy. If shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in the full corporate name by a duly authorized officer, giving the officer’s title. If the signer is a partnership or similar entity, please sign in partnership or other entity name by an authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date